Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 26, 2007, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), B & B B, INC., a Nevada corporation (“B&BB”), CASABLANCA RESORTS, LLC, a Nevada limited liability company (“CBR”), OASIS INTERVAL MANAGEMENT, LLC, a Nevada limited liability company (“OIO”), OASIS RECREATIONAL PROPERTIES, INC., a Nevada corporation (“ORP”), RBG, LLC, a Nevada limited liability company (“RBG”), and VIRGIN RIVER CASINO CORPORATION, a Nevada corporation (“VRCC”; BB&B, CBR, OIM, OIO, ORP, RBG and VRCC are referred to hereinafter each individually as a “Borrower” and collectively, jointly and severally, as the “Borrowers”), with reference to the following:

WHEREAS, Borrowers, Lenders, and Agent are parties to that certain Credit Agreement entered into as of December 20, 2004 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers have requested that Lenders make certain amendments to the Credit Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, Lenders are willing to make the amendments requested by Borrowers.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Defined terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.      Amendments to Credit Agreement.

(a)           Section 6.16(b)(i) of the Credit Agreement, Capital Expenditures, is hereby amended and modified by deleting such clause in its entirety and inserting the following in lieu thereof:

“(i)           Capital Expenditures.  Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2005	Fiscal Year 2006	Fiscal Year 2007	Fiscal Year 2008
$13,000,000	$12,000,000	$18,000,000	$19,000,000

provided, however, that if during any fiscal year the amount of all Capital Expenditures permitted to be made is not so made (the “Unused Amount”), such Unused Amount may be used in the immediately succeeding fiscal year in an amount equal to the Unused Amount (such amount, the “Carry-Over Amount”); provided further that (A) in such succeeding fiscal year, Capital Expenditures shall be deemed to have been made first from the amount permitted to be made for such fiscal year and, second, from the Carry-Over Amount, and (B) no Carry-Over Amount may be carried forward to any fiscal year other than the immediately succeeding fiscal year.”

(b)           Schedule 1.1 of the Credit Agreement, Definitions, is hereby amended and modified by restating the following definition in its entirety:

 ““EBITDA” means, with respect to any fiscal period, Borrowers’ and their Subsidiaries’ combined net earnings (or loss), minus extraordinary gains (net of any extraordinary losses) and interest income, plus interest expense, income taxes, depreciation and amortization and non-cash, non-operating write-offs for such period, in each case, as determined in accordance with GAAP.”

(c)           Schedules 5.2 and 5.3 to the Credit Agreement are hereby amended and restated as of the date hereof by deleting each such schedule in its entirety and inserting in lieu thereof the schedules attached hereto.

(d)           Exhibit C-1 to the Credit Agreement is hereby amended and restated as of the date hereof by deleting such exhibit in its entirety and inserting in lieu thereof the exhibit attached hereto.

3.      Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)           Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)           The representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(c)           No Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(d)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrowers, any Guarantor, Agent or any Lender.

4.      Representations and warranties.  Each Borrower represents and warrants to Lenders and Agent that (a) the execution, delivery, and performance of this Amendment and of the Credit Agreement, (i) are within its powers, (ii) have been duly authorized by all necessary action, and (iii) are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; and (b) this Amendment and the Credit Agreement are legal, valid and binding obligations of each Borrower, enforceable against such Borrower in accordance with their respective terms.

5.      Choice of law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

6.      Counterpart execution.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7.      Effect on Loan Documents.

(a)           The Credit Agreement and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent and Lenders under the Credit Agreement or any other Loan Document.  The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

(b)           Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified or amended hereby.

(c)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d)           This Amendment is a Loan Document.

8.      Entire agreement.  This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

B & B B, INC.,
a Nevada corporation

By:	/s/ Robert R. Black, Sr.
Title:

CASABLANCA RESORTS, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Title:

OASIS INTERVAL MANAGEMENT, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Title:

OASIS INTERVAL OWNERSHIP, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Title:

OASIS RECREATIONAL PROPERTIES, INC.,
a Nevada corporation

By:	/s/ Robert R. Black, Sr.
Title:

RBG, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Title:

VIRGIN RIVER CASINO CORPORATION,
a Nevada corporation

By:	/s/ Robert R. Black, Sr.
Title:

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent and as a Lender

By:	/s/ Steve Scott
Title:	VP

Schedule 5.2

Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Monthly (within 30 days of each month, with a 50 day grace period at quarter end and 50 day grace period at fiscal year end)
(a) a detailed calculation of the Borrowing Base, including a schedule of EBITDA for the preceding twelve (12) month period having ended on the last day of such month, accompanied by such reporting detail and documentation as may be reasonably requested by Agent.

Quarterly (within 50 days of quarter end)
(b) a detailed report including (i) cage-cash on hand as of the end of the reporting period; (ii) “handle revenues” and “win revenues”; (iii) comparisons of such results for the period covered in such report with the corresponding results for such prior periods as Agent may reasonably request; and (iv) such other information relative to gaming operations as Agent may reasonably request, and

(c) the minimum bankroll requirement worksheet as required by the Nevada Gaming Authorities of Borrowers.

Within 5 days after any occurrence
(d) copies of each report in respect of any Borrower’s business issued by a Nevada Gaming Authority (including any ‘Exception Report’ or other audit finding issued by any Nevada Gaming Authority in respect of any audit of any Borrower performed by such Nevada Gaming Authority) or made by a Borrower to any Nevada Gaming Authority.

Upon request by Agent	(e) such other reports as to the Collateral or the financial condition of the Borrowers as Agent may reasonably request from time to time.

Schedule 5.3

Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth set forth below at the following times in form satisfactory to Agent:

as soon as available, but in any event within 30 days (50 days in the case of a month that is the end of Borrowers’ fiscal quarters) after the end of each month during each of Borrowers’ fiscal years

(a) an unaudited combined balance sheet and an unaudited combined and combining income statement covering Borrowers’ operations during such period, and

(b) a Compliance Certificate certifying that Borrowers have timely filed all tax returns required to be filed by Borrowers, and have timely paid all taxes on Borrowers and  their respective properties, assets, income, and franchises (including Real Property taxes, gaming taxes, and payroll taxes), other than any such taxes that are the subject of a Permitted Protest.

as soon as available, but in any event within 50 days after the end of each fiscal quarter	(c) an unaudited combined statement of cash flow covering Borrowers’ operations during such period.
as soon as available, but in any event within 95 days after the end of each of Borrowers’ fiscal years

(d) combined and combining financial statements of Borrowers and their Subsidiaries for each such fiscal year, audited by independent certified public accountants  reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management), and

(e) a Compliance Certificate signed by the chief executive officer or chief financial officer of  Borrowers reconfirming the completeness and accuracy of the  representations and warranties set forth in Section 4.

as soon as available, but in any event at the start of Borrowers’ fiscal years,

(f) copies of Borrowers’ Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for forthcoming fiscal year 2008, quarter by quarter, certified by the chief financial officer as being such officer’s good faith estimate of the financial performance of  Borrowers during the period covered thereby.

As soon as a Borrower has knowledge thereof	(g) notice of any proposed legislation or administrative action specifically affecting Borrowers’ gaming activities introduced before any Governmental Authority.
promptly, but in any event within 5 days after a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default,	(h) notice of such event or condition and a statement of the curative action that Borrowers propose to take with respect thereto.

promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on any Borrower or any Subsidiary of a Borrower,

(i) notice of all actions, suits, or proceedings brought by or against Borrowers or any Subsidiary of Borrowers before any Governmental Authority which reasonably could  be expected to result in a Material Adverse Change.

upon the request of Agent,

(j) any other information reasonably requested relating to the financial condition of Borrowers or their Subsidiaries, and

(k) satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) such Borrower conducts business or is required to pay any such excise tax,  (ii) where such Borrower’s failure to pay any such applicable excise tax would result in a Lien on the property or assets of such Borrower, or (iii) where such Borrower’s failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

[on Administrative Borrower’s letterhead]

To:	Wells Fargo Foothill, Inc.
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Attn: Specialty Finance Manager

Re:           Compliance Certificate dated  _______________________

Ladies and Gentlemen:

Reference is made to that certain CREDIT AGREEMENT (the “Credit Agreement”) dated as of December 20, 2004, by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”),B & B B, INC., a Nevada corporation (“B&BB”), CASABLANCA RESORTS, LLC, a Nevada limited liability company (“CBR”), OASIS INTERVAL MANAGEMENT, LLC, a Nevada limited liability company (“OIM”), OASIS INTERVAL OWNERSHIP, LLC, a Nevada limited liability company (“OIO”), OASIS RECREATIONAL PROPERTIES, INC., a Nevada corporation (“ORC”), RBG, LLC, a Nevada limited liability company (“RBG”), and VIRGIN RIVER CASINO CORPORATION, a Nevada corporation (“VRCC”; B&BB, CBR, OIM, OIO, ORC, RBG, and VRCC, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”).  Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Schedule 5.3 of the Credit Agreement, the undersigned officer of Administrative Borrower hereby certifies that:

1.           The financial information of Borrowers and their Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Borrowers and their Subsidiaries.

2.           Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrowers and their Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 5.3 of the Credit Agreement.

3.           Borrowers have timely filed all tax returns required to be filed by Borrowers, and have timely paid all taxes on Borrowers and their respective properties, assets, income, and franchises (including Real Property taxes, gaming taxes, and payroll taxes), other than any such taxes that are the subject of a Permitted Protest.

4.           Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower and their Subsidiaries have taken, are taking, or propose to take with respect thereto.

5.           The representations and warranties of Borrowers and their Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date), except as set forth on Schedule 3 attached hereto.

6.           Borrowers and their Subsidiaries are in compliance with the applicable covenants contained in Section 6.16 of the Credit Agreement as demonstrated on Schedule 4 hereof.

[Signature Pages Follow.]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of _______________, ________.

B & B B, INC., as Administrative Borrower

By:
Name:
Title:

SCHEDULE 1

Financial Information

SCHEDULE 2

Default or Event of Default

SCHEDULE 3

Representations and Warranties

SCHEDULE 4

Financial Covenants

1.           Minimum EBITDA.

Borrowers’ and their Subsidiaries’ EBITDA, measured on a month-end basis, for the month period ending _________, ________ is $______________, which amount [is/is not] greater than or equal to the amount set forth in Section 6.16(a)(i) of the Credit Agreement for the corresponding period.

2.           Capital Expenditures.

Borrowers’ and their Subsidiaries’ Capital Expenditures from the beginning of Borrowers’ most recent Fiscal Year to the date hereof is ____________, which [is/is not] greater than or equal to the amount set forth in Section 6.16(b)(i) of the Credit Agreement.